Exhibit 10.2

INDEPENDENT DIRECTOR COMPENSATION PROGRAM

As of November 2018

1. Annual Retainer: $90,000.

2. Committee Fees: audit committee member—$25,000, audit committee chair— $50,000 (inclusive of the audit committee member fee), nominating and corporate governance committee member—$15,000.

3. Equity Awards: to be determined from time to time by the board of directors or a committee thereof.